EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 6 of the Registration Statement on Form S-1 of our reports dated April 28, 2004, except for the stock split described in Note 1, which is as of July 30, 2004, relating to the financial statements and financial statement schedule of eCOST.com, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

August 25, 2004